EXECUTION COPY


                           MANAGEMENT SERVICES AGREEMENT


     MANAGEMENT SERVICES AGREEMENT ("Agreement") dated as of September 29, 1995, by and between TRADING COVE ASSOCIATES, a Connecticut general partnership ("Trading Cove"), SUN INTERNATIONAL MANAGEMENT LIMITED, a British Virgin Island corporation ("SIML"), WATERFORD GAMING, L.L.C., a Delaware Limited Liability company ("Waterford"), SLAVIK SUITES, INC., a Michigan corporation ("Slavik"), and LMW INVESTMENTS, INC., a Connecticut corporation ("LMW" and together with SIML, Waterford and Slavik, the "Management Services Companies").

                                Recitals:

     1. The Mohegan Nation (the "Mohegan Tribe") and Trading Cove are parties to certain Management Agreements as defined in the Amended and Restated Partnership Agreement of Trading Cove Associates, dated September 21, 1994 (the "TCA Partnership Agreement"), pursuant to which Trading Cove is required to perform various services on behalf of the Mohegan Tribe, including organizational, planning, development, management, marketing, administrative and supervisory services (hereinafter collectively, the "Services"), for an agreed compensation. Trading Cove wishes to subcontract some of its obligations under the Management Agreements. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the TCA Partnership Agreement.

     2. The TCA Partnership Agreement provides, in part, that Trading Cove would enter into a subcontract with an entity to be formed by an affiliate of Sun Cove, Ltd., a Connecticut corporation, as to a 50% interest, and the Waterford Hotel Group, Inc., a Connecticut corporation, an affiliate of Slavik Suites, Inc., a Michigan corporation, and LMW Investments, Inc., a Connecticut corporation, as to a 50% interest, to perform certain of the Services.

     3. Trading Cove and Sun-Waterford, a Connecticut corporation, entered into a Management Services Agreement dated February 6, 1995, as contemplated in recital number 2 above (the "Original Management Services Agreement").

     4. The TCA Partnership has been amended by the First Amendment thereto dated November 8, 1996, which amendment provides, among other things for the termination of the Original Management Services Agreement, and the execution of a new subcontract agreement by the parties hereto.

     5. Trading Cove and the Management Services Companies desire to enter into this Management Services Agreement to set forth the services being subcontracted by Trading Cove pursuant to the Management Agreements and the compensation to be paid therefor to the Management Services Companies.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Engagement of Management Services Company. Trading Cove hereby subcontracts to the Management Services Companies its obligations under the Management Agreements to perform the following portions of the Services:

     (a) Certain supervisory duties with respect to the manner in which management duties, responsibilities and functions will be carried out with respect to the Facility (as defined in the TCA Partnership Agreement) in conformance with the Management Agreements and to the extent directed by Trading Cove;

     (b) Making available adequate advice and support to assist in the day-to-day supervision of all aspects and functions required to implement the management decisions and supervision of the day-to-day operation of the Facility; and,

     (c) To meet with the Partners of Trading Cove on a regular basis, but no less often than quarterly or as otherwise requested by the Partners.
The Management Services Companies shall also meet the Partners of Trading
Cove as reasonably requested by such Partners to discuss any issues, concerns or disagreements which may arise from time to time regarding the relationship with the Mohegan Tribe or the obligations under the Management Agreements.
The Management Services Companies shall give serious consideration to all such concerns or problems brought to its attention and, to the extent possible in the best business judgment of the Management Services Companies shall address such concerns or problems in such a manner so as to minimize such problems or concerns.

It is understood and agreed that the Management Services Company will not be expected or required to perform active managerial functions or to implement operational activities of and decisions of Trading Cove.

     2.  Management Services Fee.	In consideration of the services to be
rendered by the Management Services Companies hereunder, Trading Cove shall pay to the Management Services Companies an annual management services fee (the "Management Services Fee") in the aggregate amount of 1.0% of the gross revenues of the Facility, but in no event during any fiscal year, greater than the sum of 25% of the Excess Cash generated during such fiscal year plus 25% of the annual Organizational and Administrative Fee and the Marketing and Casino Operations Fee.

     3. Allocation of Payments. From November 9, 1996, all amounts of the Management Services Fee in excess of operating expenses up to the $2,000,000 per fiscal year of the Facility determined pursuant to that certain Letter Agreement dated October 19, 1996, among Sun Cove, Ltd, Slavik and LMW shall be distributed as follows:

          (i) If the Facility's annual operating income plus depreciation, amortization, and other non-cash charges ("EBITDA") is equal to or less than $200,000,000 in any fiscal year of the Facility, then 50% to SIML and 50% to Waterford.

         (ii) If the Facility's EBITDA is greater than $200,000,000 but not more than $225,000,000 in any fiscal year of the Facility, then 50% to SIML, and the first $500,000 of the remaining 50% shall be distributed (x) 67.796% to Slavik and (y) 32.204% to LMW, and the balance of such 50% in excess of $500,000, if any, to Waterford.

        (iii)	 If the Facility's EBITDA is greater than $225,000,000 in any fiscal year of the Facility, then 50% to SIML, and the first $1,000,000 of the remaining 50% shall be distributed (x) 67.796% to Slavik and (y) 32.204% to LMW, and the balance of such 50% in excess of $1,000,000, if any, to Waterford.

     4.  Payment Terms.

     (a) Within thirty (30) days after the end of each calendar month of operations, Trading Cove shall calculate and pay to the Management Services Companies the Management Services Fee for the previous month's operations in accordance with Paragraphs 2 and 3. The Management Services Fee and the portion thereof to which each of the Management Services Companies is entitled shall be finally determined annually in accordance with Paragraphs 2 and 3 within thirty (30) days after the end of the year for which the Management Services Fee is calculated, and the account of the Management Services Companies shall be adjusted to reflect any overpayment or underpayment of Fees during the previous year. To the extent that such accounting determines that the Management Services Companies are entitled to an additional amount, such amount shall be paid by Trading Cove on the first day of the month immediately following the completion of such accounting. To the extent that such accounting demonstrates that the Management Services Companies, or any of them, have been overpaid, such overpayment shall be deducted by Trading Cove from the next payment(s) due by Trading Cove to the Management Services Companies.

     (b) For purposes of Paragraph 2, 3 and 4, reference to any year shall mean the fiscal year of the Facility.

     (c)  Trading Cove's obligations to make payment to the Management
Services Companies hereunder is conditioned upon payment to Trading Cove of the amounts due it from the Mohegan Tribe under the Management Agreements. Accordingly, Trading Cove shall be obligated to pay to the Management Services Companies amounts due hereunder only to the extent that and in proportion to amounts which Trading Cove receives from the Mohegan Tribe under the Management Agreements.

     5. Term of Agreement. This Agreement shall become immediately effective and shall continue until: (a) terminated for cause as set forth in Paragraph 6; (b) termination of both Management Agreements; or (c) termination of Trading Cove as an ongoing business entity.

     6. Termination; Events of Default. This Agreement may be terminated by any party with respect to itself by written notice to the other parties for cause as set forth below. Any Management Services Company shall have cause to terminate this Agreement if Trading Cove shall have failed to pay to such Management Services Company the Management Services Fee as and when due as provided herein and such failure shall not have been cured within thirty (30) days thereafter. Trading Cove shall have cause to terminate this Agreement if the Management Services Companies shall have substantially failed to perform the services described in Paragraph 1 hereof and such failure shall not have been cured within thirty (30) days thereafter. Any party hereto shall have cause to terminate this Agreement in the event of:

          (a) The filing, whether voluntary or involuntary, of a petition in bankruptcy against any other party hereto;

          (b) An assignment by any other party hereto for the benefit of its creditors;

          (c)  Dissolution or insolvency of any other party hereto;

          (d) The assignment, or the attempted assignment, by any other party hereto of its rights and/or obligations hereunder in violation of Paragraph
8 hereof; or

          (e) Fraud, gross negligence or other willful misconduct of any other party hereto in connection with this Agreement or the obligations of such party hereunder.

     7. Indemnification. The Management Services Companies their respective affiliates, parents, subsidiaries, controlling shareholders, officers, directors and employees (collectively, the "Indemnified Parties") shall not be liable to Trading Cove by reason of any act performed for or on behalf of Trading Cove hereunder, including, without limitation, the Services, or in the furtherance of Trading Cove business, or any omission to act, except for acts or omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith. Trading Cove shall indemnify, defend and hold harmless the Indemnified Parties from any claim, demand or liability, and from any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, which may be made or imposed upon them by reason of any act performed for or on behalf of Trading Cove or in furtherance of Trading Cove's business, or any omission to act, except for acts and omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith. Notwithstanding anything herein to the contrary contained, the parties agree that if the assets of Trading Cove are insufficient to satisfy the obligations set forth in the preceding sentence, the partners of Trading Cove shall bear the indemnification liability set forth in the preceding sentence in proportion to their respective percentage interests in Trading Cove and, in no event, shall the Indemnified Parties have the right to assert claims under the preceding sentence against partners of Trading Cove in excess of each such partner's percentage interest in Trading Cove.

     8.  Assignments.	No party may assign its rights and/or obligations under
this Agreement, except: (i) to an Affiliate of such party, or (ii) with the prior written consent of all parties hereto. Any assignment shall be subject to and made in accordance with applicable gaming, securities or other laws.

     9. Authorization; Representations and Warranties. Each party represents and warrants to the other that:

          (a) The execution, delivery, and performance by it of this Agreement and the transactions contemplated herein have been duly authorized by all necessary action, and the individual(s) executing this Agreement on its behalf are duly authorized to do so;

          (b) It is duly organized and in good standing under the laws of the jurisdiction of its formation; and

          (c) The execution, delivery and performance of this Agreement does not and shall not violate any existing agreement, bylaw, statute, rule, regulation and/or ordinance applicable to such party or its execution, delivery and/or performance of this Agreement.

     10.  Notices:  All notices hereunder shall be deemed properly given upon
(i) receipt by the addressee by personal delivery or facsimile transmission,
(ii) two (2) business days after delivery by an overnight express delivery service for the next business day delivery, or (iii) if mailed, upon the first to occur of receipt or the expiration of five (5) business days after deposit in United States Postal Service certified mail, postage prepaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

If to Trading Cove:     Len Wolman
                        c/o LMW Investments, Inc.
                        914 Hartford Turnpike
                        P. O. Box 715
                        Waterford, CT 06385
                        Telecopy No. (860) 437-7752

With Copy To:           Honigman, Miller, Schwartz and Cohn
                        2290 First National Building
                        Detroit, MI  48226
                        Att'n:  Sheldon P. Winkelman, Esq.
                        Telecopy No. (313) 962-0176

With Copy To:           Howard ("Butch") Kerzner
                        Sun International
                        Executive Offices
                        Coral Towers
                        Paradise Island, the Bahamas
                        Telecopy No. (242) 363-4581

If to Waterford Gaming:	Len Wolman
                        c/o LMW Investments, Inc.
                        914 Hartford Turnpike
                        P. O. Box 715
                        Waterford, CT 06385
                        Telecopy No. (860) 437-7752

With Copy To:           Slavik Suites, Inc.
                        32605 W. Twelve Mile Road
                        Suite 350
                        Farmington Hills, MI  48334
                        Att'n:  Del J. Lauria
                        Telecopy No. (248) 488-5543

     11.  Amendments.	This Agreement may be amended or modified only by
written instrument executed by all of the parties hereto.

     12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     13. Severability. If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any party or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

     15. Further Assurances. The parties will execute and deliver such further instruments and undertake such further actions as may be required to carry out the intent and purposes of this Agreement.

     16. Successors and Assigns. Subject to the restrictions on transferability contained in Paragraph 8 hereof, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on September 10, 1997, to be effective the day and year first above written.


                                            TRADING COVE ASSOCIATES,

                                            By:  SUN COVE, LTD.,

                                               By:/s/Howard Kerzner
                                                  Name:
                                                  Title:

                                            By:  WATERFORD GAMING, L.L.C.,

                                               By: /s/Len Wolman
                                                   Name:
                                                   Title:

                                            SLAVIK SUITES, INC.

                                            By:/s/Len Wolman
                                               Name:
                                               Title:

                                            WATERFORD GAMING, L.L.C.

                                            By:/s/Len Wolman
                                               Name:
                                               Title:

                                            SUN INTERNATIONAL MANAGEMENT
                                               LIMITED,

                                            By:/s/Charles Adamo
                                               Name:
                                               Title:

                                            LMW INVESTMENTS, INC.,

                                            By:/s/Len Wolman
                                               Name:
                                               Title: